                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

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                                                  DISTRIBUTIONS IN DOLLARS

                                  PRIOR                                                                                      CURRENT
             ORIGINAL         PRINCIPAL                                                    REALIZED       DEFERRED         PRINCIPAL
CLASS      FACE VALUE           BALANCE      INTEREST        PRINCIPAL          TOTAL        LOSSES       INTEREST           BALANCE
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SA               0.00              0.00     170,303.76            0.00     170,303.76          0.00           0.00              0.00
A-1     53,917,509.00     48,610,863.56     240,522.50    1,329,254.87   1,569,777.37          0.00           0.00     47,281,608.69
A-2      8,477,596.00      7,643,217.76      37,818.00      209,002.34     246,820.34          0.00           0.00      7,434,215.42
B-1      2,204,175.00      2,192,362.75      10,847.63        2,360.69      13,208.32          0.00           0.00      2,190,002.06
B-2      3,221,487.14      3,204,223.05      15,854.23        3,450.24      19,304.47          0.00           0.00      3,200,772.81
SB               0.00              0.00           0.00            0.00           0.00          0.00           0.00              0.00
R                0.00        582,864.04           0.00            0.00           0.00          0.00      83,268.94        666,132.98

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TOTALS  67,820,767.14     62,233,531.16     475,346.12    1,544,068.14   2,019,414.26          0.00      83,268.94     60,772,731.96
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                                    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                 PASS-THROUGH
                             PRIOR                                                     CURRENT                       RATES
                         PRINCIPAL                                                   PRINCIPAL
CLASS        CUSIP         BALANCE    INTEREST       PRINCIPAL           TOTAL         BALANCE             CURRENT              NEXT
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SA       23321PZD3        0.000000    2.511086        0.000000        2.511086        0.000000           3.283833%         3.341535%
A-1      23321PZE1      901.578438    4.460935       24.653492       29.114427      876.924946           5.937500%         5.875000%
A-2      23321PZF8      901.578438    4.460934       24.653491       29.114426      876.924947           5.937500%         5.875000%
B-1      23321PZG6      994.640965    4.921401        1.071008        5.992410      993.569957           5.937500%         5.875000%
B-2      23321PZH4      994.640956    4.921401        1.071008        5.992409      993.569948           5.937500%         5.875000%
SB       23321PZJ0        0.000000    0.000000        0.000000        0.000000        0.000000           1.550000%         1.550000%
R                         0.000000    0.000000        0.000000        0.000000        0.000000           5.937500%         5.875000%

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SELLER:                    Quality Mortgage USA, Inc.       ADMINISTRATOR:                                  David C. West
SERVICER:                 Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:         Donaldson, Lufkin & Jenrette                                                       3 Park Plaza
RECORD DATE:                    January 31, 1997                                                           Irvine, CA 92714
DISTRIBUTION DATE:              February 25, 1997                       FACTOR INFORMATION:                 (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                    February 25, 1997
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                                                                               205,367.13
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                            25,930.64
PLUS ADDITIONAL SERVICING FEES:
                                                                                                        ----------
                                                                                                         25,930.64

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                             (6,376.16)
                                                                                                        ----------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  19,554.48

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               17,407.83

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DELINQUENT
LOAN                                                         30-60                61-90                91 +
INFORMATION:                                                  DAYS                DAYS                 DAYS                    TOTAL
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PRINCIPAL BALANCE                                        2,371,421.18         1,267,791.79           379,486.91         4,018,699.88
NUMBER OF LOANS                                                    39                   18                    8                   65
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                                0.00            40,141.07         3,236,773.16         3,276,914.23
NUMBER OF LOANS                                                     0                    1                   52                   53
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                           51,172.48                 0.00           769,737.86           926,131.21
NUMBER OF LOANS                                                     1                    0                   16                   19
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REO LOAN INFORMATION:

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PRINCIPAL BALANCE                                                0.00                 0.00            27,534.29            27,534.29
NUMBER OF LOANS                                                     0                    0                    1                    1
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   62,233,531.16
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 60,772,731.96

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             880
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                862

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              11.271333%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 11.266535%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                              1,430,335.58
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             2.986109%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         6.250000%

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                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                    February 25, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     90.391916%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  78.110406%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  12.281511%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.522800%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   5.148708%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

                   CLASS SA                                                 0.00
                   CLASS A-1                                                0.00
                   CLASS A-2                                                0.00
                   CLASS B-1                                                0.00
                   CLASS B-2                                                0.00




CUMMULATIVE SB ACCRUAL AMOUNT:                                        673,718.35

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,526,800.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     2,034,623.01

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

-----------------------------------------------------------------------------------------------------------------------------------
                                               ^Mortgage Loan Liquidation Detail

Distribution Date:                    February 25, 1997
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                            Original           Cut-Off            Current           Realized       Net Liquidation      Liquidation
  Loan Number           Principal Balance Principal Balance  Principal Balance        Loss             Proceeds            Date
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                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company